Exhibit 99.1

News Release
For:	Cornerstone Bank
Release Date:	Immediate
Contact:	Norm Osborn, 252-243-5588

CB Financial Corp. Announces Plan To Deregister

WILSON - CB Financial Corporation (the “Company”) (OTC: CBFJ) announced today that its Board of Directors has approved a plan to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission.

This “going dark” transaction would be accomplished through an amendment to the Company’s Articles of Incorporation, which would provide for the following: (i) a 1-for-132 reverse stock split of the Company’s common stock with a cash payout for fractional shares resulting from the reverse split (the “Reverse Stock Split”), (ii) a 132-for-1 forward stock split to be effective following the Reverse Stock Split (the “Forward Stock Split”), (iii) the conversion of all outstanding shares of Common Stock held by record shareholders owning fewer than 264 shares following the Reverse Stock Split and the Forward Stock Split to a new class of Series B Preferred Stock and (iv) the conversion of all outstanding shares of Common Stock held by record shareholders owning 264 or more shares, but fewer than 792 shares, following the Reverse Stock Split and the Forward Stock Split to a new class of Series A Preferred Stock (the Series A and Series B conversions, collectively, are the “Conversions”).

After the Reverse Stock Split, but prior to the Forward Stock Split, stockholders will receive cash in lieu of any fractional shares equal to $20.00 for each pre-split share.

Each stockholder owning shares of Company common stock through a nominee (such as a bank or broker) will not be treated the same as a record stockholder. All shares held in “street name” will be considered held by one record stockholder. As a result, no shares held in street name will be converted to Series A Preferred Stock or Series B Preferred Stock, and the Company does not anticipate that stockholders owning stock in street name will have shares cashed out in connection with the Reverse Stock Split.

If, after completion of the Conversions, CB Financial Corporation has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC’s proxy rules.

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“In addition to anticipated cost savings resulting from the elimination of these reporting requirements, we expect that the reduced burden on management will allow our officers to focus more attention on our customers and the communities where we operate,” stated CEO Norm Osborn. “Remaining an independent community bank is important to us because of what we bring to our customers and stockholders,” Mr. Osborn added. “We believe that this will help us achieve our institution’s long-held goals.”

The Company’s stockholders will vote on whether to approve the proposed Conversions. CB Financial Corporation recently filed a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents are available. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC's web site at http://www.sec.gov. CB Financial Corporation will also mail a copy of the definitive proxy statement prior to the special meeting to its stockholders entitled to vote at the special meeting.

About CB Financial Corporation

CB Financial Corporation is a Wilson, North Carolina-based single bank holding company. Cornerstone Bank, a North Carolina-chartered commercial bank, is CB Financial Corporation’s sole bank subsidiary. The Bank offers traditional banking products and services through its operation of two full service locations in Wilson, North Carolina and one loan production facility in Zebulon, North Carolina.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve include information about possible or assumed future results of our operations. When we use any of the words “believes”, “expects”, “anticipates”, “hopeful”, “confident” or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Company cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.

***End of Release***

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